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EXHIBIT  23.2     CONSENT OF BONGIOVANNI & ASSOCIATES, P.A.

June 12, 2003

To the Board of Directors of
H-Net.Net, Inc.
202-7100 Woodbine Avenue
Markham, Ontario, Canada L3R 5J2


Gentlemen:

We hereby consent to the use of our audit report of H-Net.Net, Inc. for the year ended January 31, 2003 in the Form S-8 of H-Net.Net, Inc. dated June 12, 2003.



/s/ Bongiovanni & Associates, P.A.
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Bongiovanni & Associates, P.A.